                                                                    Exhibit 10.4
                                PARENT AGREEMENT
                                (OXY VINYLS, LP)

                                      AMONG

                        OCCIDENTAL CHEMICAL CORPORATION,

                        OCCIDENTAL PETROLEUM CORPORATION,

                                THE GEON COMPANY

                                       AND

                                 OXY VINYLS, LP

                                TABLE OF CONTENTS

                                                                                         Page
SECTION 1  OWNERSHIP AND BUSINESS OF PARTNER SUBS...........................................3
         1.1        Restrictions on Transfer and Pledge of Partner Sub Stock................3
         1.2        Right of First Refusal and Right of First Option........................4
         1.3        Effect of Transfer......................................................6
         1.4        Special Purpose Subsidiaries............................................6

SECTION 2  STANDSTILL AGREEMENT AND CERTAIN OTHER MATTERS...................................6
         2.1        Standstill..............................................................6
         2.2        Exceptions..............................................................7

SECTION 3  MISCELLANEOUS....................................................................8
         3.1        No Waivers..............................................................8
         3.2        Expenses in Connection with Exercise.  .................................8
         3.3        Confidentiality and Use of Information..................................8
         3.4        Non-Solicitation.  .....................................................9
         3.5        Further Assurances......................................................9
         3.6        Assignment; Successors and Assigns......................................9
         3.7        Benefits of Agreement Restricted to the Parties.........................9
         3.8        Notices.................................................................9
         3.9        Severability...........................................................11
         3.10       Termination............................................................11
         3.11       Construction and Certain Definitions...................................12
         3.12       Counterparts...........................................................12
         3.13       Governing Law..........................................................12
         3.14       Obligations Regarding Affiliates.......................................12
         3.15       Amendment..............................................................12
         3.16       Jurisdiction; Consent to Service of Process; Waiver....................12
         3.17       Waiver of Jury Trial...................................................13

                                       1

                                PARENT AGREEMENT
                                ----------------
                                (OXY VINYLS, LP)
                                ----------------


         This PARENT AGREEMENT (OXY VINYLS, LP) (this "Agreement") dated as of the 30th day of April, 1999, is entered into among Occidental Chemical Corporation, a New York corporation ("OCC"), The Geon Company, a Delaware corporation ("Geon"), Occidental Petroleum Corporation, a Delaware corporation ("OPC"), and Oxy Vinyls, LP, a Delaware limited partnership (the "Partnership," and together with OCC, OPC and Geon, the "Parties", and each individually, a "Party").

         WHEREAS, each of OCC and Geon is a "Parent" for purposes of this Agreement; and

         WHEREAS, each of OPC and Geon is a "Subject Parent" for purposes of this Agreement; PROVIDED, HOWEVER, that neither OPC nor Geon shall be a "Subject Parent" from and after the expiration of 12 months from the date on which it and its Affiliates no longer hold any Units in the Partnership; and

         WHEREAS, 1999 PVC Partner Inc., a Delaware corporation ("Geon Partner Sub"), is a direct wholly-owned subsidiary of Geon; and

         WHEREAS, Occidental PVC, LLC, a Delaware limited liability company ("OCC GP"), and Occidental PVC LP, Inc., a Delaware corporation ("OCC LP" and, together with OCC GP, the "OCC Partner Subs"), are both direct or indirect wholly-owned subsidiaries of OCC; and OCC is an indirect wholly-owned subsidiary of OPC; and

         WHEREAS, OCC and Geon entered into a Master Transaction Agreement, dated December 22, 1998 (the "Master Transaction "Agreement"), providing for, among other things, the formation of the Partnership pursuant to the Limited Partnership Agreement of the Partnership dated as of the date of this Agreement (the "Partnership Agreement") and the admission of the OCC Partner Subs and the Geon Partner Sub as partners in the Partnership. The OCC Partner Subs and the Geon Partner Sub, collectively or individually, as the context may require, are referred to herein as the "Partner Subs"; and

         WHEREAS, this Agreement is essential to the consummation of the closing pursuant to the Master Transaction Agreement; and

         WHEREAS, each Parent is willing to subject the Partner Sub Stock (as defined in Section 1.1) to certain restrictions on transfer, as set forth in this Agreement; and

         WHEREAS, each of OPC and Geon is willing to agree to certain covenants in favor of the other in connection with the closing of the transactions contemplated by the Master Transaction Agreement;

         NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants of the Parties, the Parties hereby agree as follows:

                                    SECTION 1
                     OWNERSHIP AND BUSINESS OF PARTNER SUBS
                     --------------------------------------

         1.1      RESTRICTIONS ON TRANSFER AND PLEDGE OF PARTNER SUB STOCK.

         (a) Each Parent agrees that, except as otherwise provided below in this
Section 1, or with the written consent of the other Parent, which consent may be granted or withheld in such Parent's sole discretion, it will not, in any transaction or series of transactions, directly or indirectly, (i) sell, assign or otherwise dispose of, whether by act, deed, merger or otherwise ("Transfer") or (ii) mortgage, pledge, encumber or create or suffer to exist any lien or encumbrance upon or security interest in ("Pledge"), all or any part of the capital stock or other equity interests (including any securities convertible into or exchangeable for or carrying any rights to purchase, subscribe for or otherwise acquire any such capital stock or other equity interests) of its Partner Subs (collectively, the "Partner Sub Stock"). (Each of the defined terms "Transfer" and "Pledge" is used herein both as a noun and as a verb.) Any attempt by a Parent to Transfer or Pledge all or a portion of its Partner Sub Stock in violation of this Agreement shall be void AB INITIO and shall not be effective to Transfer such Partner Sub Stock or any portion thereof. The Partnership Agreement contains provisions relating to the Transfer and Pledge of the Partner Subs' direct interests in the Partnership.

         (b) Each Parent agrees that all certificates (if any) representing Partner Sub Stock, whether currently owned or hereafter acquired, shall carry the following legend, which legend each Parent agrees to cause to be placed thereon and to cause to remain thereon as long as the Partner Sub Stock is subject to the restrictions of this Agreement:

         THE SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OR HYPOTHECATION OF THE STOCK OR OTHER EQUITY INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO AND MAY NOT BE EFFECTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF AN AGREEMENT BINDING UPON THE OWNER OF THE STOCK OR OTHER EQUITY INTEREST REPRESENTED HEREBY. THE OWNER OR ISSUER WILL FURNISH A COPY OF SUCH AGREEMENT TO ANY PROPOSED TRANSFEREE OR PLEDGEE WITHOUT CHARGE UPON REQUEST.

         (c) Without the need for the consent of any Person and without the application of the requirements of Section 1.2, each Parent may Transfer all (but not less than all) of its Partner Sub Stock, if such Transfer is: (i) in connection with (A) a merger, consolidation, conversion, share exchange or Change of Control of such Parent or (B) a sale or other disposition by such Parent of assets including the Partner Sub Stock where such Partner Sub Stock constitutes less than 50% of the book value of the aggregate assets to be sold or disposed of, as reflected on such Parent's most recent audited consolidated (or combined) financial statements; (ii) to an 80%-Owned Affiliate of such Parent; or (iii) to the shareholders of (A) such Parent, in the case of Geon, or (B) OPC, in the case of OCC; PROVIDED, HOWEVER, that the requirements of Section 1.2(d)(i)-(vi) must be satisfied in connection therewith. For purposes of the preceding sentence, the term "Change of Control" shall (A) for Geon be defined in the same way as that term is defined for Geon in Section 2.2 in its capacity as a Subject Parent and (B) for OCC mean an event or circumstance that results in OCC's no longer being an Affiliate of OPC.

         (d) Except as provided in Section 1.1(c), nothing in this Agreement shall prevent or restrict the Transfer or Pledge of the capital stock, equity ownership interests or other securities of a Parent or any Person that owns a direct or indirect interest in a Parent, and no such Transfer or Pledge of securities issued by a Parent shall be deemed to constitute a Transfer or Pledge of Partner Sub Stock hereunder.

         (e) Each Parent (so long as such Parent is performing its obligations hereunder) may Pledge all (but not less than all) of its Partner Sub Stock in connection with a loan to such Parent, PROVIDED that (i) the loan to such Parent has been approved by the Partnership and (ii) the Pledge shall be evidenced by an instrument, reasonably satisfactory to the Partnership, wherein, in the case of the Partner Sub Stock of OCC GP and OCC LP, the lender receiving such Pledge shall agree that in the event such lender obtains a right of foreclosure on OCC's Partner Sub Stock, such lender will foreclose on the Partner Sub Stock of OCC's Partner Subs proportionately so that such lender will in all events hold portions of Partner Sub Stock of OCC GP and OCC LP proportionate to OCC's holdings thereof.

         1.2      RIGHT OF FIRST REFUSAL AND RIGHT OF FIRST OPTION.

         (a) Without the consent of the other Parent, no Parent may Transfer less than all of its Partner Sub Stock, and unless such Transfer is otherwise permitted by Section 1.1, no Parent may Transfer its Partner Sub Stock, directly or indirectly, for consideration other than cash. Unless such Transfer is otherwise permitted by Section 1.1, any Parent (the "Selling Parent") that receives a bona fide offer to purchase all of its Partner Sub Stock that it desires to accept (an "Offer") or that otherwise desires to Transfer all of its Partner Sub Stock to any Person shall give written notice (the "Initial Notice") to the Partnership and the other Parent (the "Offeree Parent") stating that the Selling Parent has received an Offer or otherwise desires to Transfer its Partner Sub Stock and shall set forth the cash purchase price and all other terms of the Offer or the cash purchase price (established as provided below) and all other terms on which it otherwise is willing to sell its Partner Sub Stock (in each case, the "Offer Terms"). In establishing the Offer Terms for a proposed sale that does not involve an Offer, the Selling Parent shall obtain an appraisal from an independent appraiser with a reasonable level of industry experience of the cash price that a willing buyer under no compulsion to buy would pay and a willing seller under no compulsion to sell would accept for the Partner Sub Stock of the Selling Parent (the "Fair Market Value"). Delivery of an Initial Notice shall constitute the irrevocable offer of the Selling Parent to sell its Partner Sub Stock to the Offeree Parent hereunder.

         (b) The Offeree Parent shall have the option, exercisable by delivering written notice (the "Acceptance Notice") of such exercise to the Selling Parent within 60 days of the date of the Initial Notice, to elect to purchase all, but not less than all, of the Partner Sub Stock of the Selling Parent on the Offer Terms described in the Initial Notice. The Acceptance Notice shall set a date for closing the purchase, such date to be not less than 30 nor more than 90 days after delivery of the Acceptance Notice; PROVIDED, HOWEVER, that such time period shall be subject to extension as reasonably necessary (up to a maximum of an additional 120 days after such 90 day period) in order to comply with any applicable filing and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act (or any successor statute) or other Legal Requirement. The closing shall be held at the Partnership's offices. The purchase price for the Selling Parent's Partner Sub Stock shall be paid in immediately available funds delivered at the closing, and all actions at the closing shall conform in all material respects to the Offer Terms.

         (c) If the Offeree Parent does not elect to purchase all of the Selling Parent's Partner Sub Stock within 60 days after the receipt of the Initial Notice, the Selling Parent shall have a further 180 days during which it may, subject to Section 1.2(d), consummate the sale of its Partner Sub Stock (i) substantially in accordance with the terms of the Offer or (ii) if no Offer is involved, to a third party purchaser on terms that are not substantially more favorable to such purchaser than the Offer Terms and at a price equal to not less than 90% of the Fair Market Value of the Partner Sub Stock. If the sale is not completed within such further 180-day period, the Initial Notice shall be deemed to have expired and a new notice and offer shall be required before the Selling Parent may make any Transfer of its Partner Sub Stock. If the Selling Parent receives a written offer during such further 180-day period from a third party purchaser that is for less than 90% of the Fair Market Value, and the Selling Parent is willing to accept the offer, then (1) the offer shall be treated as an Offer, and (2) the Selling Parent must comply with the provisions of this Section 1.2 before the Selling Parent may make any Transfer of its Partner Sub Stock to the third party purchaser that made the Offer.

         (d) Notwithstanding the foregoing provisions of this Section 1.2, except as provided in Section 1.1(c), a Parent may Transfer its Partner Sub Stock only if all of the following occur:

                  (i) The proposed transferor is not in default in the timely performance of any of its material obligations to the Partnership.

                  (ii) The Transfer is accomplished in a non-public offering in compliance with, and exempt from, the registration and qualification requirements of all federal and state securities laws and regulations.

                  (iii) The Transfer does not cause a default under any material contract (A) that has been approved unanimously by the Partnership Governance Committee and (B) to which the Partnership is a party or by which the Partnership or any of its properties is bound.

                  (iv) The Successor Parent executes an appropriate agreement to be bound by this Agreement.

                  (v) The transferor and transferee bear all reasonable costs incurred by the Partnership in connection with the Transfer.

                  (vi) The provisions of Section 1.2(e) are satisfied.

                  (vii) The Successor Parent must have sufficient resources to assume the obligations of the Parent, including any capital that may reasonably be expected to be requested from its Partner Subs by the Partnership under the then effective Strategic Plan, or the Successor Parent's obligations must be supported by a guarantee, letter of credit or other credit support reasonably satisfactory to the other Parent, and such Successor Parent must otherwise be reasonably acceptable to the other Parent.

         (e) OCC may Transfer the Partner Sub Stock of either of its Partner Subs to any Person only if it simultaneously Transfers the Partner Sub Stock of its other Partner Sub to such Person or a wholly-owned Affiliate of such Person.

         1.3 EFFECT OF TRANSFER. Upon completion of any Transfer that is permitted hereunder, the Successor Parent shall succeed to and be substituted for the applicable Parent, with the same effect as if it had been named herein, and unless such Parent shall then be an Affiliate of such Successor Parent, such Parent and its Affiliates shall thereupon be released from all obligations under this Section 1 and Section 3. For purposes of this Section 1, the term "Successor Parent" shall mean the acquiring, succeeding or surviving entity in any permitted Transfer that directly or indirectly owns the applicable Partner Sub Stock following such transaction, if other than a Parent. In addition, a Parent and its Affiliates shall be released from all obligations under this
Section 1 and Section 3 at such time as neither such Parent nor any of its Affiliates holds any Units in the Partnership pursuant to a Transfer of such Units in accordance with the Partnership Agreement.

         1.4 SPECIAL PURPOSE SUBSIDIARIES. Each Parent covenants and agrees that
(i) the business of its Partner Subs shall be restricted solely to the holding of the respective interests in the Partnership and the doing of things necessary or appropriate in connection therewith, and (ii) it will cause its Partner Subs not to own any assets, incur any liabilities or engage, participate or invest in any business outside the scope of their businesses as described in clause (i) hereof.


                                    SECTION 2
                 STANDSTILL AGREEMENT AND CERTAIN OTHER MATTERS
                 ----------------------------------------------

         2.1 STANDSTILL. Each Subject Parent agrees for the benefit of the other Subject Parent that, until the fifth anniversary of the date of this Agreement, neither it, nor any of its Affiliates shall, without prior written invitation or request of the other Subject Parent: (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property (other than an acquisition of assets or property in the ordinary course of business) of the other Subject Parent, whether such agreement or proposal is made with or to the other Subject Parent or a third party; (ii) make any unsolicited proposal to enter into, directly or indirectly, any merger or other business combination involving the other Subject Parent; (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other Subject Parent; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the other Subject Parent; (v) otherwise act, alone or in concert with others, to seek to control the management, board of directors or policies of the other Subject Parent; (vi) disclose any intention, plan or arrangement inconsistent with the foregoing; or (vii) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other Persons in connection with any of the foregoing. Each Subject Parent also agrees during such period not to: (a) request that the other Subject Parent (or its respective directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 2.1 (including this sentence); or (b) take any action that might reasonably be expected to require that the other Subject Parent make a public announcement regarding the possibility of a business combination or merger.

         2.2      EXCEPTIONS.  Notwithstanding the provisions of Section 2.1:

         (a) As to a Subject Parent, the provisions of Section 2.1 shall automatically be terminated and of no further force and effect if any of the following events occur with respect to the other Subject Parent: (i) a Change of Control (as defined below) of the other Subject Parent shall have occurred, (ii) the other Subject Parent shall have entered into a definitive agreement providing for, or publicly announced its intention to effect, any transaction involving a Change of Control of the other Subject Parent or (iii) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect with respect to the other Subject Parent described in clause (C) of the definition of "Change of Control." A "Change of Control" of a Subject Parent shall mean the occurrence of any of the following events: (A) there shall be consummated any consolidation, conversion, merger or share exchange of such Subject Parent (I) in which such Subject Parent is not the continuing or surviving Person (other than a consolidation, merger or share exchange with a wholly-owned subsidiary of such Subject Parent in which all shares of common stock of such Subject Parent outstanding immediately prior to the effectiveness thereof are changed into or exchanged for shares of common stock of such subsidiary) or (II) pursuant to which the common stock of such Subject Parent is converted into cash, securities or other property, other than, in each case, a consolidation, conversion, merger or share exchange of such Subject Parent in which the holders of the common stock immediately prior to the consolidation, conversion, merger or share exchange hold, directly or indirectly, at least a majority of the voting power and common equity of the continuing or surviving Person immediately after such consolidation, conversion, merger or share exchange; (B) such Subject Parent's properties and assets are sold or otherwise disposed of substantially as an entirety on a consolidated basis to any Person or group of Persons in any one transaction or a series of related transactions, other than as contemplated by the Master Transaction Agreement; or (C) any Person or any Persons acting together that would constitute a "group" (as defined in Section 2.1) (other than such Subject Parent, any subsidiary of such Subject Parent, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of such Subject Parent or any subsidiary of such Subject Parent or any Person holding securities of such Subject Parent for or pursuant to the terms of any such employee benefit plan), together with any Affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of the voting stock of such Subject Parent.

         (b) The terms of the first sentence of Section 2.1 shall not apply to the purchase and sale of any securities of a Subject Parent by any pension or other related employee benefit plans who are acting as passive investors in such Subject Parent.


                                    SECTION 3
                                  MISCELLANEOUS
                                  -------------

         3.1 NO WAIVERS. No failure or delay by a Party in exercising any right or power under this Agreement, or any single or partial exercise of any such right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. Such single or partial exercise of any right or power shall be cumulative and not exclusive of any rights or remedies provided by law.

         3.2 EXPENSES IN CONNECTION WITH EXERCISE. In the event of a dispute between Parties regarding the exercise or enforcement of any of the rights of a Party under this Agreement or the failure by a Party to perform or observe any of the provisions of this Agreement, the Party or Parties that do not ultimately prevail in such dispute shall be liable, and hereby agree, to reimburse, on demand, each prevailing Party for any and all costs and expenses, including the fees and expenses of legal counsel and of any other counsel, experts, consultants or agents, that such prevailing Party may incur in connection therewith.

         3.3 CONFIDENTIALITY AND USE OF INFORMATION.

         (a) Each Parent agrees that it and its Affiliates shall be bound by the terms and conditions of Section 13.1 of the Partnership Agreement as if such Person was a "Partner" as defined in such agreement.

         (b) Geon and OPC shall consult with each other on an ongoing basis with respect to disclosures regarding the Partnership and its business and affairs that each is required to make in reports filed from time to time with the Securities and Exchange Commission.

         (c) The letter agreements regarding confidentiality dated January 21, 1998 and May 18, 1998 between Geon and OCC are hereby terminated.

         3.4 NON-SOLICITATION. Each Parent agrees that, for a period ending on the first anniversary of the date of this Agreement (unless the applicability of this provision is terminated earlier pursuant to Section 1.3), it will not, and it will cause its Affiliates not to directly or knowingly induce or attempt to induce any officers or employees of the Partnership to leave the employ of the Partnership; PROVIDED, HOWEVER, that nothing in this Section 3.4 shall prohibit any Parent or its Affiliates from hiring or engaging any of the foregoing who respond to a general solicitation not directed specifically to officers or employees of the Partnership.

         3.5 FURTHER ASSURANCES. From time to time, each Party agrees to execute and deliver such additional documents and provide such additional information and assistance as the other Parties may reasonably require to carry out the terms of this Agreement.

         3.6 ASSIGNMENT; SUCCESSORS AND ASSIGNS.

         (a) Except as provided in this Agreement and except that a Parent may assign its rights or obligations under this Agreement to a third party in connection with a transfer of direct interests in the Partnership owned by its Partner Subs if such transfer is permitted and consummated in accordance with the Partnership Agreement, no Parent may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parent, which consent shall be in the sole discretion of such other Parent. Any purported assignment or delegation without such consent shall be void and ineffective.

         (b) No Subject Parent may assign or delegate any of its rights or obligations under this Agreement without the prior consent of the other Subject Parent, which consent shall be in the sole discretion of such other Subject Parent, except that a Subject Parent may assign its rights or obligations under the agreement without such consent in connection with any Change of Control.

         3.7 BENEFITS OF AGREEMENT RESTRICTED TO THE PARTIES. This Agreement is made solely for the benefit of the Parties, and no other Person shall have any right, claim or cause of action under or by virtue of this Agreement.

         3.8 NOTICES. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (i) transmitted by telecopier facsimile during business hours with proof of confirmation from the transmitting machine or (ii) delivered by commercial courier or other hand delivery, as follows:

If to OPC:                                        If to OCC:

     Occidental Petroleum Company                     Occidental Chemical Corporation
     10889 Wilshire Blvd.                             5005 LBJ Freeway
     Los Angeles, CA  90024                           Dallas, TX 75244
     Attention:  President                            Attention:  President
     Telecopy Number: (310) 443-6977                  Telecopy Number: (972) 404-3906

     With a copy to:                                  With a copy to:

     Occidental Petroleum Corporation                 Occidental Petroleum Corporation
     10889 Wilshire Boulevard                         10889 Wilshire Boulevard
     Los Angeles, California 90024                    Los Angeles, California 90024
     Attention: General Counsel                       Attention: General Counsel
     Telecopy Number: (310) 443-6333                  Telecopy Number: (310) 443-6333

If to Geon:                                           And to:

     The Geon Company                                 Occidental Chemical Corporation
     One Geon Center                                  5005 LBJ Freeway
     Avon Lake, Ohio  44012                           Dallas, Texas  75244
     Attention:  Chief Executive Officer              Attention:  General Counsel
     Telecopy Number:  (440) 930-1002                 Telecopy Number:  (972) 404-3957

     With a copy to:

     The Geon Company
     One Geon Center
     Avon Lake, Ohio  44012
     Attention: General Counsel
     Telecopy Number: (440) 930-1002

If to the Partnership:

     Oxy Vinyls, LP
     5005 LBJ Freeway
     Dallas, Texas  75244
     Attention:  Chief Executive Officer
     Telecopy Number:  (972) 720-7402

     With a copy to:

     Oxy Vinyls, LP
     5005 LBJ Freeway
     Dallas, Texas  75244
     Attention:  General Counsel
     Telecopy Number:  (972) 720-7403

     And to:

     Occidental Petroleum Corporation
     10889 Wilshire Boulevard
     Los Angeles, California  90024
     Attention:  General Counsel
     Telecopy Number:  (310) 443-6333

     And to:

     The Geon Company
     One Geon Center
     Avon Lake, Ohio  44012
     Attention:  Chief Executive Officer
     Telecopy Number:  (440) 930-1002

     And to:

     The Geon Company
     One Geon Center
     Avon Lake, Ohio  44012
     Attention:  General Counsel
     Telecopy Number:  (440) 930-1002

or to such other address as such Party shall have specified by notice to the other Parties.

         3.9 SEVERABILITY. In the event that any provisions of this Agreement shall be Finally Determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any Party, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

         3.10 TERMINATION. The second Recital to this Agreement and Sections 1.3, 2.1, 2.2 and 3.4 set forth therein the timing for the termination of, or release from, the applicable provisions of this Agreement. In addition, Section 3.3(b) shall terminate at such time as OPC or Geon, as the case may be, is no longer required to make the disclosures referred to in Section 3.3(b) to the Securities and Exchange Commission. Except for the foregoing, this Agreement shall terminate upon the termination of the Partnership; PROVIDED, HOWEVER, that no termination under this Agreement shall discharge any accrued obligations owed by a Parent or a Subject Parent as of the date of such termination.

         3.11 CONSTRUCTION AND CERTAIN DEFINITIONS.

         (a) In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the articles, sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction; (ii) no consideration shall be given to the fact or presumption that any Party had a greater or lesser hand in drafting this Agreement; (iii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
(iv) the word "includes" and its syntactic variants mean "includes, but is not limited to" and corresponding syntactic variant expressions; (v) the plural shall be deemed to include the singular, and vice versa; and (vi) each gender shall be deemed to include the other gender.

         (b) The terms "Affiliate," "80%-Owned Affiliate," "Finally Determined," "Legal Requirement," "Partnership Governance Committee," "Person," "Strategic Plan" and "Units" have the meanings set forth in the Partnership Agreement.

         3.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

         3.13 GOVERNING LAW. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

         3.14 OBLIGATIONS REGARDING AFFILIATES. Each Parent shall cause its Affiliates (including any Person controlling such Parent) to comply with all provisions of this Agreement that apply to Affiliates of such Parent, and each Parent shall be responsible for any failure of any such Affiliate to comply with any such provision.

         3.15 AMENDMENT. All waivers, modifications, amendments or alterations of this Agreement shall require the execution of a written instrument signed by each of the Parties.

         3.16 JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER. ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY TO THIS AGREEMENT OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT

ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE PARTIES AGREE THAT ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF DELIVERED PURSUANT TO THE NOTICE PROVISIONS CONTAINED IN SECTION 3.8. THE FOREGOING CONSENTS TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO. EACH PARTY HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

         3.17 WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                 OCCIDENTAL CHEMICAL CORPORATION


                                 By:  /s/ Richard A. Lorraine
                                    ------------------------------------------
                                          Richard A. Lorraine
                                          Executive Vice President and Chief
                                              Financial Officer


                                 THE GEON COMPANY


                                 By:  /s/ Thomas A. Waltermire
                                    -------------------------------------------
                                          Thomas A.Waltermire
                                          President and Chief Operating Officer


                                 OCCIDENTAL PETROLEUM CORPORATION


                                 By:  /s/ Stephen I. Chazen
                                    -------------------------------------------
                                          Stephen I. Chazen
                                          Chief Financial Officer and Executive
                                               Vice President - Corporate
                                               Development


                                OXY VINYLS, LP

                                 By:      OCCIDENTAL PVC, LLC, general partner

                                  By: /s/ John L. Hurst, III
                                    -------------------------------------------
                                         John L. Hurst, III
                                            President